CUMBERLAND PHARMACEUTICALS REPORTS
17% REVENUE GROWTH FOR FULL YEAR 2022
2022 highlights include its acquisition of Sancuso® and move to new headquarters

NASHVILLE, TENNESSEE (Tuesday, March 7, 2023) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company today announced full year 2022 financial results and provided a Company update. Net revenues grew 17% over the prior year to $42 million, resulting in $8 million in cash flow from operations.
As of December 31, 2022, the Company's total assets were $93 million, including $20 million in cash. Total liabilities were $57 million and total shareholders' equity was $36 million.
“We were able to manage our business in 2022 to deliver significant revenue growth despite facing external challenges in our operating environment,” said A.J. Kazimi, Cumberland Pharmaceuticals CEO. “We were delighted to add and begin providing Sancuso® in support of oncology patients, as we further expanded our portfolio of FDA-approved brands.”
HIGHLIGHTS FOR THE YEAR INCLUDE:
New Headquarter Office Location
In the fourth quarter of 2022, Cumberland relocated its headquarters to the Broadwest campus in the Vanderbilt/West End corridor of Nashville. The new, state-of-the-art headquarters keeps the Company close to Vanderbilt University Medical Center, enabling their continued collaboration as Cumberland works to develop new medicines for the future.
The move also allows Cumberland to accommodate recent and future growth. Following the relocation, Cumberland expects to expand its organization to over 100 individuals, with a majority working from the Nashville headquarters. The move will help to support the Cumberland team, its patients, customers and partners.
2022 Sustainability Metrics
Cumberland continues to monitor and report on its activities and impact on the environmental, its employees and the community. The Company’s key sustainability metrics for 2022 include:
•Providing 2.2 million doses of products to patients
•Safely disposing of over 2,750 pounds of expired or damaged products
•No products recalled or clinical trial terminated due to a failure to practice good clinical standards.

Sancuso® Acquisition
During 2022, Cumberland acquired and successfully completed the transition of Sancuso® from Japan-based Kyowa Kirin, Inc. – assuming responsibility for the brand’s sales, distribution and promotion in the U.S. Sancuso is an FDA-approved prescription patch that prevents nausea and vomiting in patients undergoing certain types of chemotherapy.
To promote and support Sancuso, Cumberland formed a new sales division, Cumberland Oncology, comprised of former Kyowa Kirin sales representatives who brought extensive experience with the brand.
Caldolor® International Update
In 2022, Cumberland announced its agreement with PiSA Pharmaceutical for the registration and commercialization of Caldolor, its non-narcotic pain relief product, in Mexico.
Under the terms of the agreement, Cumberland will be responsible for providing the product dossier and supplies. PiSA will be responsible for obtaining regulatory approval for the product in Mexico and introducing it to the new market.
Vibativ® International Updates
In March 2022, Cumberland announced the launch of Vibativ in Puerto Rico. The announcement follows an agreement between Cumberland and Verity Pharmaceuticals that provides Verity the rights to introduce the product for patients in that market. Verity has a strong presence in Puerto Rico, which is in need of a product with Vibativ’s features, as it has a large number of residents living with chronic diseases, like diabetes, that increase the risk of hospitalization and infections. Vibativ can serve as a potentially life-saving treatment in patients with hospital-acquired and ventilator-associated pneumonia resulting from infections including the flu and COVID-19.
Cumberland also announced a new partnership with Saudi Arabia-based Tabuk Pharmaceutical to introduce Vibativ into the Middle East. The arrangement provides Tabuk exclusive rights and obligations to distribute Vibativ in Saudi Arabia and Jordan, with the option to expand into other countries in the region. Tabuk is a fully owned subsidiary of the Astra Industrial Group, a leading and publicly traded conglomerate in Saudi Arabia.
In addition, Cumberland entered into an agreement with D.B. Pharm Korea to register and commercialize the Vibativ product in South Korea. The submission for approval is underway.
Cumberland’s Vibativ partner for the Chinese market, SciClone Pharmaceuticals, had their approval application in China accepted for review in September 2021. During 2022, Cumberland continued to support SciClone and their requests associated with review of that submission.
Nordic Pharma RediTrex® Agreement Restructured
In 2022, Cumberland restructured its agreement with Nordic Pharma, who previously provided Cumberland with the license for the U.S. rights associated with the RediTrex brand. Nordic Pharma will assume the responsibility for distributing the product in the U.S. after June 30, 2023.
In addition, Cumberland has transferred the marketing responsibilities associated with the brand to Nordic Pharma and will continue to distribute and support RediTrex during the transition period.

Ongoing Clinical Development
Cumberland continues to sponsor and progress three Phase II clinical programs featuring the Company’s ifetroban product candidate. These studies involve patients with:
•Aspirin-Exacerbated Respiratory Disease, or AERD, a severe form of asthma;
•Systemic Sclerosis, a debilitating autoimmune disorder; and
•Duchenne Muscular Dystrophy, a genetic neuromuscular disease.
In addition, Cumberland has been working toward an application to the FDA for a fourth Phase II clinical program, which will evaluate the use of ifetroban to treat patients with Progressive Fibrosing Interstitial Lung Diseases.
FINANCIAL RESULTS:
Net Revenue: In 2022, net revenues were $42.0 million, a 17% increase over the prior year. Net revenues by product for the year were $15.2 million for Kristalose®, $13.2 million for Sancuso®, $7.5 million for Vibativ® and $4.8 million for Caldolor®.
During the fourth quarter of 2022, net revenues totaled $9.1 million. Net revenue by product for the quarter included $2.4 million for Sancuso®, $3.8 million for Kristalose®, $1.5 million for Vibativ® and $1.8 million for Caldolor®.
Operating Expenses: The 2022 operating expenses were $47.7 million, compared to $43.7 million for 2021. Total operating expenses for the fourth quarter were $11.4 million compared to $12.7 million for the prior year period.
Earnings: Net loss for the fourth quarter of 2022 was $2.4 million, and $5.6 million, or $0.38 per share, for the year.
Adjusted Earnings: For the full year of 2022, adjusted earnings were $2.1 million, or $0.14 per share, a significant improvement on the adjusted loss of $1.2 million in 2021. The adjusted loss for the fourth quarter of 2022 was $0.7 million, or $0.05 per share, a significant improvement over the $1.9 million adjusted loss during the same period in 2021.
The adjusted earnings calculation does not include the $1.5 million cash benefit of Vibativ and Sancuso cost of goods during the quarter, which were received with the product acquisition. For the full year, the cash benefit from those cost of goods was $4.8 million.
Cash Flow: In 2022, cash flow from operations was $8.5 million, a 33% increase over the $6.3 million during the prior year period.
Balance Sheet: At December 31, 2022, Cumberland had $93 million in total assets, including $20 million in cash and cash equivalents. Total liabilities were $57 million, including $16 million outstanding on the Company's revolving line of credit. Total shareholders' equity was $36 million.

EARNINGS REPORT CALL:
Cumberland will provide its 2022 financial results via a conference call today at 4:30 p.m. Eastern Time. To join the call, register at:
https://register.vevent.com/register/BIc9d03deed82d47389284c0538fb62962.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided. They can also choose a “Call Me” option to have the system automatically call them at the start of the conference call.
Available on Cumberland’s website for one year, a replay of the call can be accessed by visiting https://edge.media-server.com/mmc/p/roknyaes.
ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in the Mid-South and is focused on the delivery of high-quality, prescription brands designed to improve patient care. The Company develops, acquires, and commercializes products for the hospital acute care, gastroenterology, rheumatology and oncology market segments.
The Company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;

•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;

•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;

•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) oral, for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•RediTrex® (methotrexate) injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;

•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;

•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and

•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.
The Company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, Systemic Sclerosis and Aspirin-Exacerbated Respiratory Disease.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website at www.cumberlandpharma.com.

ABOUT CUMBERLAND EMERGING TECHNOLOGIES;
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN and WinHealth.
The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET’s Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.
ABOUT CUMBERLAND'S BRANDS:
Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.

RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com.
Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the U.S. Food and Drug Administration for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the SANCUSO patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can be worn for up to seven days in a row for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.

FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the Company's intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate,” "look forward" and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the Company’s control as more fully discussed in its most recent 10-K as filed with the SEC, as well as the Company's other filings with the SEC from time to time. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2022 and 2021
(Unaudited)

	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$19,757,970	$27,040,816
Accounts receivable, net	13,163,681	6,877,346
Inventories, net	9,399,581	8,429,882
Prepaid and other current assets	3,548,978	3,339,969
Total current assets	45,870,210	45,688,013
Non-current inventory	7,527,167	9,048,567
Property and equipment, net	284,039	442,635
Intangible assets, net	30,590,678	23,954,475
Goodwill	914,000	882,000
Operating lease right-of-use assets	5,218,403	1,024,200
Other assets	2,520,661	3,419,908
Total assets	$92,925,158	$84,459,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,819,011	$9,640,980
Operating lease current liabilities	172,910	969,677
Other current liabilities	17,587,911	8,668,303
Total current liabilities	28,579,832	19,278,960
Revolving line of credit	16,200,000	15,000,000
Operating lease non-current liabilities	4,586,301	90,016
Other long-term liabilities	7,585,019	7,488,844
Total liabilities	56,951,152	41,857,820
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 14,366,616 and 14,742,754 shares issued and outstanding as of December 31, 2022 and 2021, respectively	47,474,973	48,452,906
Retained earnings (deficit)	(11,208,841)	(5,638,600)
Total shareholders’ equity	36,266,132	42,814,306
Noncontrolling interests	(292,126)	(212,328)
Total equity	35,974,006	42,601,978
Total liabilities and equity	$92,925,158	$84,459,798

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Revenues:
Net revenues	$9,123,680	$8,319,861	$42,010,949	$35,985,043
Costs and expenses:
Cost of products sold	2,650,309	3,325,243	9,118,521	8,811,248
Selling and marketing	3,379,434	3,305,979	16,660,945	15,015,424
Research and development	1,405,841	1,612,827	6,688,924	5,684,465
General and administrative	3,507,678	3,412,588	10,180,120	9,780,026
Amortization	458,222	1,017,220	5,067,368	4,371,300
Total costs and expenses	11,401,484	12,673,857	47,715,878	43,662,463
Operating income (loss)	(2,277,804)	(4,353,996)	(5,704,929)	(7,677,420)
Interest income	45,696	6,670	98,405	26,081
Other income - gain on insurance proceeds	—	—	611,330	—
Other income	—	—	—	2,187,140
Interest expense	(179,456)	(27,734)	(585,995)	(98,031)
Income (loss) before income taxes	(2,411,564)	(4,375,060)	(5,581,189)	(5,562,230)
Income tax expense (benefit)	(48,150)	(12,516)	(68,850)	(34,891)
Net income (loss) from continuing operations	(2,459,714)	(4,387,576)	(5,650,039)	(5,597,121)
Discontinued operations net of tax	—	503,318	—	1,994,322
Net income (loss)	(2,459,714)	(3,884,258)	(5,650,039)	(3,602,799)
Net loss at subsidiary attributable to noncontrolling interests	18,985	36,561	79,798	95,212
Net income (loss) attributable to common shareholders	$(2,440,729)	$(3,847,697)	$(5,570,241)	$(3,507,587)

Earnings (loss) per share attributable to common shareholders:
-Continuing operations-basic	$(0.17)	$(0.29)	$(0.38)	$(0.37)
-Discontinuing operations-basic	—	0.03	—	0.13
Basic	$(0.17)	$(0.26)	$(0.38)	$(0.24)

-Continuing operations-diluted	$(0.17)	$(0.29)	$(0.38)	$(0.37)
-Discontinuing operations-diluted	—	0.03	—	0.13
Diluted	$(0.17)	$(0.26)	$(0.38)	$(0.24)
Weighted-average common shares outstanding:
Basic	14,401,432	14,800,772	14,563,592	14,904,834
Diluted	14,401,432	14,800,772	14,563,592	14,904,834

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2022 and 2021
(Unaudited)

	2022	2021

Cash flows from operating activities:
Net income (loss)	$(5,650,039)	$(3,602,799)
Discontinued operations	—	1,994,322
Net income (loss) from continuing operations	(5,650,039)	(5,597,121)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	5,328,113	4,606,366
Share-based compensation	447,503	741,867
Decrease in non-cash contingent consideration	(2,620,012)	(1,147,750)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	613,657	(282,207)
Noncash interest expense	11,237	34,053
Noncash gain on RediTrex transaction	(37,882)	—
Gain on insurance proceeds	(611,330)	—
Gain on forgiveness of debt	—	(2,187,140)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(6,115,640)	5,500,367
Inventories	1,375,078	4,816,450
Other current assets and other assets	225,260	(35,568)
Accounts payable and other current liabilities	15,067,792	(757,591)
Other long-term liabilities	419,659	(1,343,605)
Net cash provided by operating activities from continuing operations	8,453,396	4,348,121
Discontinued operations	—	1,994,322
Net cash provided by operating activities	8,453,396	6,342,443
Cash flows from investing activities:
Additions to property and equipment	(102,148)	(103,532)
Cash paid for acquisitions	(13,500,000)	—
Life insurance policy proceeds received	877,597	—
Proceeds from surrender of life insurance policies	—	85,944
Premiums paid for life insurance policies	—	(33,375)
Additions to intangible assets	(1,971,662)	(250,930)
Return of RediTrex	1,000,000	—
Settlement of patent litigation	21,757	—
Note receivable investment funding	—	(200,000)
Net cash used in investing activities	(13,674,456)	(501,893)

	2022	2021

Cash flows from financing activities:
Borrowings on line of credit	52,900,000	59,000,000
Payments on line of credit	(51,700,000)	(59,000,000)
Payments made in connection with repurchase of common shares	(1,053,042)	(1,386,849)
Cash settlement of contingent consideration	(2,208,744)	(2,166,681)
Net cash used in financing activities	(2,061,786)	(3,553,530)
Net increase (decrease) in cash and cash equivalents	(7,282,846)	2,287,020
Cash and cash equivalents, beginning of year	27,040,816	24,753,796
Cash and cash equivalents, end of year	$19,757,970	$27,040,816

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(2,440,729)	$(0.17)	$(3,847,697)	$(0.26)
Less: Net loss at subsidiary attributable to noncontrolling interests	18,985	—	36,561	—
Net income (loss)	(2,459,714)	(0.17)	(3,884,258)	(0.26)
Discontinued operations	—	—	503,318	0.03
Net income (loss) from continuing operations	$(2,459,714)	(0.17)	(4,387,576)	(0.29)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	48,150	—	12,516	—
Depreciation and amortization	511,483	0.04	1,077,121	0.07
Share-based compensation (a)	126,905	0.01	224,786	0.02
Write-down of expired inventory (b)	949,380	0.06	1,135,833	0.08
Interest income	(45,696)	—	(6,670)	—
Interest expense	179,456	0.01	27,734	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$(690,036)	$(0.05)	$(1,916,256)	$(0.13)
Diluted weighted-average common shares outstanding:		14,401,432		14,800,722

	Year ended December 31,		Year ended December 31,
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(5,570,241)	$(0.38)	$(3,507,587)	$(0.23)
Less: Net loss at subsidiary attributable to noncontrolling interests	79,798	0.01	95,212	0.01
Net income (loss)	(5,650,039)	(0.38)	(3,602,799)	(0.24)
Discontinued operations	—	—	1,994,322	0.14
Net income (loss) from continuing operations	$(5,650,039)	$(0.38)	$(5,597,121)	(0.38)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	68,850	—	34,891	—
Depreciation and amortization	5,328,113	0.36	4,606,366	0.31
Share-based compensation (a)	447,503	0.03	741,867	0.05
Write-down of expired inventory (b)	1,979,380	0.13	1,135,833	0.08
Gain on insurance proceeds (c)	(611,330)	(0.04)	—	—
Gain on forgiveness of debt (d)	—	—	(2,187,140)	(0.15)
Interest income	(98,405)	(0.01)	(26,081)	—
Interest expense	585,995	0.04	98,031	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$2,050,067	$0.14	$(1,193,354)	$(0.08)
Diluted weighted-average common shares outstanding:		14,809,257		14,904,834

The company provided the above adjusted supplemental financial performance measures, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland’s management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the company’s operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the company’s operating results. Management believes that presenting these supplemental measures provides useful information about the company’s underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the company’s operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings: net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation, write-down of expired inventory, loan forgiveness and other income and interest expense.
    (a) Represents the share-based compensation of Cumberland.

(b) Represents the write-down of expired inventory.

(c) Represents the gain on insurance proceeds.

(d) Represents the forgiveness of the PPP Loan by the Small Business Administration.

•Adjusted Diluted Earnings Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.